Exhibit 10.7.2

AMENDMENT

TO

LICENSE AGREEMENT

between The South Carolina Research Foundation

and NephroGenex, Inc. (assignee of BioStratum Incorporated)

This Amendment to the License Agreement ("First Amendment") is made effective as of the 20th day of June, 2011 (“First Amendment Effective Date”) by and between The South Carolina Research Foundation (“SCRF”) and NephroGenex, Inc., a Delaware corporation (“NephroGenex”) and assignee of BioStratum Incorporated (“LICENSEE”).

SCRF and LICENSEE entered into a License Agreement, dated August 27, 2004 (the “Agreement”). The Parties wish to amend the Agreement in accordance with Article 15-11 of such Agreement, and agree that the Agreement is hereby amended as set forth below. Capitalized terms used in this Amendment that are not otherwise defined herein, shall have the respective meanings set forth in the Agreement.

Certain terms of the License Agreement entered into between the South Carolina Research Foundation (SCRF) and LICENSEE on August, 27, 2004 are amended and replaced as follows:

Amended Article 4.1.B

Annual License Fees shall be due in the amounts listed below, with the first such Annual License Fee being due and payable on January 1, 2006 and each succeeding Annual License Fee being due and payable on January 1 of each year thereafter during the TERM of this Agreement.

2006-2008	$30,000
2009-10	$60,000
2011	$20,000 due 6/30/2011, $42,000 due 12/31/2011
2012	$60,000
2013 and after	$120,000

Annual License Fees shall be due and payable as long as LICENSEE is actively marketing or has an active sublicense for Pyridorin. Annual License Fees paid each year shall be creditable only against Licensed Product Sublicense upfront fees and milestone payments (defined in Article 4-1.C. and 4-1.E., respectively) earned and payable in the same calendar year.

Scope of Amendment. This Amendment supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Amendment and all past dealing or industry custom. This Amendment shall be integrated in and form part of the Agreement upon execution. All terms and conditions of the Agreement shall remain unchanged except as modified in this Amendment; and the terms of the Agreement, as modified by this Amendment, are hereby ratified and confirmed. Where the terms of the Agreement conflict with those of this Amendment, however, the terms of this Amendment shall control. This

Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Termination of this Amendment.  If this Amendment is not signed within fifteen (15) business days after receipt, then the Amendment and its terms shall become null and void. Also, if the twenty thousand dollar ($20,000) payment is not received within fifteen (15) business days after receipt, then the Amendment and its terms shall become null and void.

NOTICES, PAYMENT, AND OTHER COMMUNICATIONS

Any payment, notice or other communication required or permitted to be made or given to either Party hereto pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such Party by certified United States Postal Service Express Mail, or by utilizing an express courier service (such as Federal Express, DHL, etc.), addressed to it at the address set forth below, or to such other address as the recipient shall have designated by written notice given to the other Party as follows:

In the case of SCRF:

South Carolina Research Foundation

Intellectual Property Management Office

901 Sumter St., Suite 512

Columbia, South Carolina 29208

Attn: Director

In the Case of NephroGenex:

Bob Peterson

Vice President of Operations

NephroGenex, Inc.

104 Carnegie Center, Suite 214

Princeton, NJ 08540

Office: (609) 986-1781

Cell: (609) 216-3045

Peterson@nephrogenex.com

Payments may be made by wire transfer rather than by certified mail. If payment is made by wire transfer, written notice that payment was made by wire transfer must be made in accordance with the provisions of. Wire transfers should be made to the following account:

Name on Account:

Account Number:

Routing Number:

IN WITNESS WHEREOF this Amendment has been executed as of the Amendment Effective Date by the parties hereto by their respective duly authorized representatives.

SOUTH CAROLINA RESEARCH FOUNDATION		NEPHROGENEX, INC.

By:	/s/ Chad Hardaway	By:	/s/ J. Wesley Fox

Name:	Chad Hardaway	Name:	J. Wesley Fox

Title:	Associate Director of Licensing	Title:	President and CEO

Date:	June 21, 2011	Date:	June 20, 2011